UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 23, 2013 (September 20, 2013)

Blackstone Mortgage Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-14788	94-6181186
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue, 42nd Floor

New York, New York 10154

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 655-0220

Not Applicable

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 23, 2013, Blackstone Mortgage Trust, Inc. (the “Company”) announced a number of promotions within and changes to its management in finance, capital markets and investor relations, as the Company continues its integration with Blackstone as its external manager. The Company also announced that Geoffrey G. Jervis informed the Company of his desire to pursue other opportunities and will resign from his position at the Real Estate Debt Strategies group of The Blackstone Group L.P. (“Blackstone”) in the fourth quarter of 2013, at which time a successor chief financial officer will be named by the Company’s external manager, BXMT Advisors L.L.C. (the “Manager”), an affiliate of Blackstone, under the terms of its existing management agreement with the Company.

On September 20, 2013, the Company’s Board of Directors appointed Anthony F. Marone, Jr., who is serving as its current controller, as its principal accounting officer, replacing Mr. Jervis in that capacity. Mr. Marone is a Vice President in the Blackstone Real Estate Debt Strategies group and has served as the controller of the Company since 2008, and his responsibilities have included oversight of the firm’s accounting, SEC reporting and Sarbanes-Oxley compliance. Mr. Marone also worked in the Real Estate Assurance practice of PricewaterhouseCoopers LLP, where he provided audit and other assurance services to various real estate companies. Mr. Marone received a B.S. and an M.B.A. from Rutgers University and is a Certified Public Accountant and Chartered Global Management Accountant.

Because the Manager is responsible for managing the Company’s affairs and for compensating any individuals it provides to the Company under the terms of its existing management agreement with the Company, neither of the individuals referred to above has entered into any compensatory arrangement with the Company in connection with the foregoing events.

Item 8.01 Other Events.

On September 23, 2013, the Company also announced other officer appointments that will enhance and integrate its capital markets, finance and investor relations functions with the broader Blackstone platform, effective immediately:

Douglas N. Armer, currently the Company’s Head of Capital Markets, has been promoted to Treasurer & Head of Capital Markets. Mr. Armer is a Principal in the Blackstone Real Estate Debt Strategies group and has served with the Company since 2004, handling its capital markets and finance activities. Mr. Armer holds a B.A. in Political Science, magna cum laude, from the University of Rochester.

Weston Tucker, currently a Senior Vice President and Head of Investor Relations at Blackstone, has been named as the Company’s Head of Investor Relations. Mr. Tucker has been with Blackstone since 2007 and his primary focus is on Blackstone’s relationships and communications with its public shareholders and the equity analyst community. Mr. Tucker graduated summa cum laude with a BS in Business Administration (Finance) from Ohio State University.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release issued by Blackstone Mortgage Trust Inc. on September 23, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSTONE MORTGAGE TRUST, INC.

Date: September 23, 2013

	By:	/s/ Randall S. Rothschild
	Name:	Randall S. Rothschild
	Title:	Secretary and Managing Director, Legal and Compliance